Exhibit 10.5

WYNN RESORTS, LIMITED

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (together with the attached grant notice (the “Grant Notice”), (the “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between Wynn Resorts, Limited, a Nevada corporation (the “Company”), and the individual (the “Optionee”) set forth on the Grant Notice.

A. Pursuant to the Wynn Resorts, Limited 2002 Stock Incentive Plan (the “Plan”), the Administrator has determined that it is to the advantage and best interest of the Company to grant to Optionee an option (the “Option”) related to the number of shares of the Common Stock of the Company (the “Shares” or the “Option Shares”) set forth on the Grant Notice, at the exercise price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

B. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

1. Grant and Terms of Stock Option.

1.1 Grant of Option. Pursuant to the Grant Notice, the Company has granted to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of Shares set forth on the Grant Notice at a purchase price per Share equal to the exercise price per Share set forth on the Grant Notice. If the Grant Notice indicates (under “Type of Option”) that this Option is an “ISO”, then this Option is intended by the Company and Optionee to be an Incentive Stock Option. However, if the Grant Notice indicates that this Option is a “NQSO”, then this Option is not intended to be an Incentive Stock Option and is instead intended to be a Nonqualified Stock Option.

1.2 Vesting and Exercisability. Subject to the provisions of the Plan and the other provisions of this Agreement, this Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Notice. Notwithstanding the foregoing, in the event of termination of Optionee’s Continuous Status as an Employee, Director or Consultant for any reason, other than Optionee’s death or Disability or Optionee’s termination by the Company without Cause, this Option shall immediately cease vesting. In the event of termination of Optionee’s Continuous Status as an Employee, Director or Consultant as a result of Optionee’s death or Disability, this option shall immediately vest in full. In the event of a termination of Optionee’s Continuous Status as an Employee, Director or Consultant by the Company for any reason other than Cause or the Optionee’s death or Disability, a pro-rata portion of the Option Shares shall be deemed vested as of immediately prior to such termination, determined based upon a fraction, the numerator of which shall be the number of whole months between the grant date (as set forth in the Grant Notice) and the date of termination of Optionee’s Continuous Status as an Employee, Director or Consultant, and the denominator of which shall be the number of whole months between the grant date and the vesting date each as set forth in the Grant Notice. In the event of a Change of Control (as defined below), this Option shall immediately vest in full.

For the purposes of this Option, “Change of Control” shall mean the occurrence of any one of the following events:

(i) the direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions;

(ii) the direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii) the merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than fifty percent (50%) of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

(iv) more than fifty percent (50%) of the members of the Company’s Board of Directors (the “Board”) are individuals who were neither members of the Board immediately following the closing of the Company’s initial public offering nor individuals whose election (or nomination for election) to the Board was approved by a vote of at least fifty percent (50%) of the members of the Board immediately before such election or nomination (“Approved Directors”).

For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (i) Stephen A. Wynn, the spouse, siblings, children, grandchildren or great grandchildren of Stephen A. Wynn, any trust primarily for the benefit of the foregoing persons, or any affiliate of any of the foregoing persons, (B) any Person or Group directly or indirectly having Beneficial Ownership of more than fifty percent (50%) of the issued and outstanding voting power of Company’s voting securities immediately before the transaction in question, (C) any Person or Group of which the Company has Beneficial Ownership of more than fifty percent (50%) of the voting power of the issued and outstanding voting securities immediately before the transaction in question, and (D) any Person or Group of which more than fifty percent (50%) of the voting power of the issued and outstanding voting securities are owned, directly or indirectly, by Beneficial Owners of more than fifty percent (50%) of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Securities Exchange Act of

1934 and the rules and regulations promulgated thereunder (the “Exchange Act”). Notwithstanding the foregoing, an individual shall not be deemed to be an Approved Director if such individual became a member of the Board as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), or as a result of an agreement to avoid or settle an Election Contest or Proxy Contest.

1.3 Term of Option. No portion of this Option may be exercised more than ten years from the date of this Agreement. In the event of termination of Optionee’s Continuous Status as an Employee, Director or Consultant for any reason, the portion of this Option that is not vested and exercisable as of the date of termination (after taking into account any vesting acceleration provided for in Section 1.2 above) shall be immediately cancelled and terminated. In addition, the portion of this Option that is vested and exercisable as of the date of termination of Optionee’s Continuous Status as an Employee, Director or Consultant shall terminate and be cancelled on the earlier of (i) the expiration of the ten year period set forth in the first sentence of this Section 1.3, or (ii) 90 days after termination of Optionee’s Continuous Status as an Employee, Director or Consultant (or 12 months in the case of termination as a result of Optionee’s Disability or death); provided, however, if Optionee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, this entire Option shall be cancelled and terminated as of the date of such termination and shall no longer be exercisable as to any Shares, whether or not previously vested.

2. Method of Exercise.

2.1 Delivery of Notice of Exercise. This Option shall be exercisable by written notice in the form attached hereto as Exhibit A which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of this Agreement and the Plan. Such written notice shall be signed by Optionee (or by Optionee’s beneficiary or other person entitled to exercise this Option in the event of Optionee’s death or Disability under the Plan) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall not be deemed exercised until the Company receives such written notice accompanied by the exercise price and any other applicable terms and conditions of this Agreement are satisfied. This Option may not be exercised for a fraction of a Share.

2.2 Settlement of Options. Subject to any applicable terms and conditions of this Agreement, Options will be settled either by the delivery of Shares or cash in lieu thereof to Optionee or, in the event of Optionee’s death, to Optionee’s estate, heir or beneficiary, upon receipt of a written notice satisfying the provisions of Section 2.1 above; provided that Optionee shall have satisfied all of the tax withholding obligations described in Section 2.4 below, and provided that Optionee has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Shares or cash in lieu thereof.

2.3 Restrictions on Exercise. No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), whether by registration or satisfaction of exemption conditions, all Applicable Laws, and all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Administrator, to comply with any Applicable Law.

2.4 Method of Payment. Unless the Administrator permits or requires the Optionee to pay the exercise price in such other form(s) of consideration as the Administrator in its discretion shall specify pursuant to the Plan, the exercise price shall be paid by the Company withholding from the Shares otherwise issuable to the Optionee upon the exercise of this Option (or portion thereof) the whole number of Shares (rounded up) having a Fair Market Value on the date of exercise sufficient to satisfy the exercise price. If the withheld Shares are not sufficient to pay the exercise price, the Optionee shall pay to the Company on the date of exercise any amount of the exercise price that is not satisfied by the withholding of Shares described above, and if the withheld Shares are more than sufficient to satisfy the exercise price the Company shall make such arrangement as it determines appropriate to credit such amount for the Optionee’s benefit. In addition, the Administrator may impose such other conditions in connection with the delivery of shares of Common Stock in satisfaction of the exercise price as it deems appropriate in its sole discretion, including without limitation a requirement that the shares of Common Stock delivered have been held by the Optionee for a specified period of time.

2.5 Notice of Disqualifying Disposition of Incentive Stock Option. If this Option is an Incentive Stock Option and the Optionee sells or otherwise disposes of any of the Shares acquired upon exercise of this Option on or before the later of (i) two years after the date of grant, or (ii) one year after the date such Shares were acquired, the Optionee shall immediately notify the Company in writing of such disposition.

3. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee, or, in the event of Optionee’s Disability, on his behalf by his legal representative. Subject to all of the other terms and conditions of this Agreement, following the death of Optionee, this Option may be exercised in full by Optionee’s beneficiary or other person entitled to exercise this Option in the event of Optionee’s death under the Plan. Notwithstanding the first sentence of this Section 3, if this Option is a Nonqualified Stock Option, (i) this Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, and (ii) this Option may be assigned, in connection with the Optionee’s estate plan, in whole or in part, during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more of such immediate family members. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate. For purposes of this Section 3, the term “immediate family” means an individual’s spouse, children, stepchildren, grandchildren and parents.

4. Restrictions; Restrictive Legends. Ownership and transfer of Shares issued pursuant to the exercise of this Option will be subject to the provisions of, including ownership and transfer restrictions (including, without limitation, ownership and transfer restrictions imposed by applicable gaming laws) contained in, the Company’s Certificate of Incorporation, as amended from time to time, restrictions imposed by Applicable Laws and restrictions set forth or referenced in legends imprinted on certificates representing such Shares.

5. General.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Nevada applicable to agreements made and to be performed entirely in Nevada, without regard to the conflicts of law provisions of Nevada or any other jurisdiction.

5.2 Notices. Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or 3 days after the mailing of such notice.

If to the Company:	Wynn Resorts, Limited
3131 Las Vegas Boulevard South
Las Vegas, NV 89109
Attention: Legal Department

If to Optionee, at the address set forth on the Grant Notice.

5.3 Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option. This appointment is coupled with an interest and is irrevocable.

5.4 Modifications. This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

5.5 Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Option Shares on or with respect to which such other capital stock was distributed.

5.6 Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

5.7 No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.8 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.9 No Assignment. Except as otherwise provided in this Agreement, the Optionee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

5.10 Severability. If any of the provisions of this Agreement are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible in accordance with the intent of the parties.

5.11 Equitable Relief. The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.12 Arbitration.

5.12.1 General. Except as provided in Section 5.11, any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 5.12 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in Las Vegas, Nevada.

5.12.2 Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the “Independent” (or “Gold Card”) list of retired judges or, at the option of Optionee, from a list of nine persons (which shall be retired judges or corporate or litigation attorneys experienced in stock options and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over Las Vegas, Nevada. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

5.12.3 Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgement if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

5.12.4 Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration, unless the Optionee wishes to contribute (up to 50%) of the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.

5.12.5 Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

5.13 Compliance With Applicable Laws.

The Optionee will do all acts and things, execute, acknowledge and deliver all documents and instruments, and make all representations and warranties that are necessary or appropriate, in the judgment of the Company, for the purchase, vesting, holding or transfer of the Option Shares to comply with Applicable Laws. Without limiting the generality of the foregoing, the Optionee hereby represents and warrants that:

5.13.1 He is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Option Shares. Upon exercise of the Option, he will be purchasing the Option Shares for his own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

5.13.2 He further understands that the Option Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). In addition, he understands that the certificate evidencing the Option Shares will be imprinted with a legend which prohibits the transfer of the Option Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

5.13.3 He understands that at the time he wishes to sell the Option Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, he would be precluded from selling the Shares under Rule 144 even if the minimum holding periods had been satisfied.

5.14 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.15 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.16 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.17 Complete Agreement. The Grant Notice, this Agreement and the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

WYNN RESORTS, LIMITED

By:
Kim Sinatra
Its:	Senior Vice President, General Counsel and Secretary

OPTIONEE

Print Name

SPOUSAL CONSENT

By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Option Agreement.

OPTIONEE’S SPOUSE

Signature

Print Name

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: Legal Department

Ladies and Gentlemen:

The undersigned hereby elects to exercise the option indicated below:

Option Grant Date:	____________________________
Type of Option:	Incentive Stock Option/Nonqualified Stock Option
Number of Shares Being Exercised:	____________________________
Exercise Price Per Share:	____________________________
Total Exercise Price:	$___________________________
Method of Payment:	____________________________

Enclosed herewith is payment in full of the total exercise price and a copy of the Grant Notice.

My exact name, current address and social security number for purposes of the stock certificates to be issued and the shareholder list of the Company are:

Name:

Address:

Social Security Number:

Sincerely,

Dated:	____________________________
(Optionee’s Signature)